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                                                                    Exhibit 10.3

                         CAPITAL CONTRIBUTION AGREEMENT

         By this Capital Contribution Agreement (this "Agreement") dated as of this 30th day of June, 1997, THE LEARNING COMPANY, INC., a Delaware corporation ("TLC"), TLC MULTIMEDIA INC., a Minnesota corporation ("TLC Multimedia") and THE LEARNING COMPANY FUNDING, INC., a Delaware corporation ("SPC"), covenant and agree as follows:

         Section 1. Background.

         (a) SPC, as Seller, TLC Multimedia, as the initial Servicer, Fleet National Bank ("Fleet") as Agent and Lexington Parker Capital Company, LLC as Purchaser ("Lexington") are parties to a Receivables Purchase Agreement dated as of the date hereof.

         (b) TLC Multimedia, as seller, and SPC, as purchaser, are also parties to a Receivables Sale Agreement dated as of the date hereof.

         (c) Pursuant to the Receivables Sale Agreement, TLC Multimedia and possibly certain Transferring Subsidiaries shall sell to SPC and/or contribute to SPC certain Receivables existing as of the date hereof or arising hereafter. SPC shall thereafter offer to sell undivided beneficial interests in certain of such Receivables to Lexington in accordance with the Receivables Purchase Agreement.

         (d) TLC owns all of the issued and outstanding capital stock of TLC Multimedia and TLC Multimedia owns all of the issued and outstanding capital stock in SPC.

         (e) In this Capital Contribution Agreement, the parties desire to set forth their agreement regarding TLC's and TLC Multimedia's obligations to make capital contributions to SPC.

         Section 2. Definitions.

         Capitalized terms used herein and not defined herein shall have the same meaning as in the Receivables Purchase Agreement.

         Section 3. Capital Contributions.

         (a) TLC or TLC Multimedia shall not later than the date hereof make a contribution to the SPC of not less than $750,000 in cash, representing the $487,500 Structuring Fee due to Fleet under the Fee Letters, legal fees and disbursements due to Fleet's counsel not to exceed $100,000 and an additional sum to capitalize SPC in an amount adequate for its intended business. TLC and/or TLC Multimedia further agree that in the event that the SPC cannot pay amounts required to be paid by the SPC to Lexington on account of Deemed Collections under Section 1.8 of the Receivables Purchase Agreement, then in addition to any obligation which they may have to advance funds to SPC on account of such Deemed Collections pursuant to the Receivables Sale Agreement or Deemed Collection Guaranty, TLC and TLC Multimedia shall advance the amounts required to pay the full amount of such Deemed Collections as an additional contribution to SPC's capital. TLC shall make such advance within two (2) business days of its
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receipt of a notice from Lexington or the SPC that the full amount of any Deemed
Collections has not been paid on the date when due under the Receivables
Purchase Agreement.

         (b) Each contribution to the capital of SPC by TLC and/or TLC Multimedia hereunder shall be in the form of a deposit of immediately available funds to such bank account as SPC shall designate by notice to TLC and/or TLC Multimedia.

         (c) SPC covenants and agrees that, upon its receipt from TLC or TLC Multimedia of any contribution of capital described in Section 3(a) hereof, on account of Deemed Collections, it shall deposit such funds into the Collection Account as required by the provisions of the Receivables Purchase Agreement for distribution as provided thereunder.

         Section 4. Representations and Warranties.

         Each of TLC, TLC Multimedia and SPC hereby represents and warrants to the other that: (a) its execution and delivery of this Agreement, and its performance of the transactions contemplated hereby, has been duly authorized by all necessary corporate action on its part, and (b) this Agreement constitutes its legal, valid and binding agreement enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws affecting creditors' rights in general and the availability of equitable remedies.

         Section 5. Miscellaneous

         (a) This Agreement may be amended from time to time by TLC, TLC Multimedia and SPC only by a written agreement signed by TLC, TLC Multimedia and SPC and consented to by Lexington and by its successors or assigns.

         (b) This Agreement may be executed in any number of counterparts, each of which counterpart shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         (c) This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         (d) All demands, notices and communications hereunder shall be in writing and shall be given to the addressee at its address then in effect in the manner permitted pursuant to, and shall be deemed received at the times indicated in, Section 9.3 of the Receivables Purchase Agreement.

         (e) If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

         (f) This Agreement shall inure to the benefit of and be binding upon TLC, TLC Multimedia and SPC and their respective successors and assigns.

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         (g) TLC hereby waives all defenses which might constitute a legal or equitable discharge of a surety or guarantor and agrees that its liability hereunder will not be affected or impaired by the invalidity or unenforceability of the Receivables Sale Agreement or Receivables Purchase Agreement, and any amendments made thereto, any indulgences granted to it or the SPC thereunder, failure of any party to perfect an interest in the Receivables, the SPC's or Lexington's bankruptcy or insolvency or any other action which the SPC or its successors or assigns (including but not limited to, the Liquidity Bank and Lexington) may take or fail to take.

         (h) In addition to being for the benefit of SPC, each covenant, representation and warranty of TLC under this Agreement is expressly for the direct benefit of Lexington, as Purchaser under the Receivables Purchase Agreement, the Liquidity Banks under the Liquidity Agreement and any other subsequent assignees or purchasers (collectively, the "Third-Party Beneficiaries") as fully as if the Third Parties Beneficiaries were parties to this Agreement and such covenants were made with, and such representations and warranties were made to, the Third Parties Beneficiaries. TLC acknowledges that Lexington has entered into the Receivables Purchase Agreement and the Liquidity Bank has entered into the Liquidity Agreement in reliance, in material part, on TLC' s covenants, representations and warranties under this Agreement. The Third-Party Beneficiaries may directly enforce against TLC in their own names each of TLC's covenants, representations and warranties under this Agreement, without the joinder of SPC or TLC Multimedia or the necessity of proceeding first against SPC or TLC Multimedia. Notwithstanding any other term or provision hereof, no amendment of this Agreement shall be effective as to any of the Third-Party Beneficiaries unless such amendment has been approved by Lexington and the Liquidity Bank. None of the Third-Party Beneficiaries assume, and shall have no liability for, any of the obligations of SPC under this Agreement.

         IN WITNESS WHEREOF, TLC and SPC have caused their names to be signed hereto as an instrument under seal by their respective officers thereunto duly authorized as of the day and year first above written.

                                   THE LEARNING COMPANY, INC.

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   TLC MULTIMEDIA INC.

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   THE LEARNING COMPANY FUNDING, INC.

                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

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